SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 24, 1999

                             NABORS HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)


         Texas                      000-18437                   76-0263755
(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)

         10375 Richmond Avenue
            Houston, Texas                                              77042
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (713) 954-3000

                            Pool Energy Services Co.
          (Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          (a) On November 24, 1999, Pool Energy Services Co., a Texas corporation, was acquired by Nabors Industries, Inc., a Delaware corporation. The acquisition was consummated through a merger of Starry Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Nabors, with and into Pool, pursuant to the Agreement and Plan of Merger, dated as of January 10, 1999, as amended, by and among Pool, Nabors and Starry Acquisition Corp. The merger agreement and the merger were approved by the shareholders of Pool at a special meeting of shareholders held on September 28, 1999. On November 24, 1999, Nabors issued a press release announcing consummation of the merger.

          Pursuant to the terms of the merger agreement, as of the effective time of the merger, each outstanding share of common stock, without par value, of Pool, other than shares held in the treasury of Pool and shares owned by Nabors or any of its subsidiaries, was converted into the right to receive 1.025 shares of common stock, par value $.10 per share, of Nabors. At the Effective Time, the former shareholders of Pool received approximately 19,260,082 shares of Nabors common stock in the aggregate. As a result of the merger, Nabors owns approximately 90% of the voting securities of Pool and Nabors Alaska Drilling, Inc., an Alaska corporation and a wholly-owned subsidiary of Nabors, owns the remaining 10% of the voting securities of Pool.

          Pursuant to the merger agreement, at the effective time, options to purchase 149,774 shares of Pool common stock were exchanged for options to purchase 153,519 shares of Nabors common stock and options to purchase 1,111,461 shares of Pool common stock were exchanged for approximately $17.7 million in cash in the aggregate. In each case, all options to purchase Pool common stock were cancelled and ceased to be outstanding.

          In accordance with the terms of the merger agreement, among other things, the board of directors of Pool is now composed of the former members of the board of directors of Starry Acquisition Corp. and the officers of Pool are now the former officers of the Starry Acquisition Corp. Pool's board of directors intends to appoint certain new officers of Pool in accordance with Pool's bylaws.

          In addition, following the merger, Pool reincorporated in Delaware and changed its legal name to Nabors Holding Company. The reincorporation of Pool in Delaware and its name change to Nabors Holding Company is part of a larger process of integrating Pool and its subsidiaries into the Nabors group of companies. Following the reincorporation, Nabors continues to own approximately 90% of the voting securities of Nabors Holding Company and Nabors Alaska continues to own the remaining 10% of the voting securities of Nabors Holding Company.

          The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus dated August 9, 1999, forming part of the Registration Statement on Form S-4 (Registration No. 333-84781) of Nabors.

          (b) To the knowledge of Nabors Holding Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of Nabors Holding Company, the operation of which may at a subsequent date result in a further change in control of Nabors Holding Company.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of January 10, 1999, as amended and restated as of August 6, 1999, by and among Nabors, Starry Acquisition Corp. and Pool (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus dated August 9, 1999, forming part of the Registration Statement on Form S-4 (Registration No. 333-84781) of Nabors).

          2.2 Second Amendment to Merger Agreement, dated November 24, 1999 (incorporated by reference to the Current Report on Form 8-K filed by Nabors on November 24, 1999 (Commission File No. 1-9245)).

          99.1 Press Release dated November 24, 1999, issued by Nabors (incorporated by reference to the Current Report on Form 8-K filed by Nabors on November 24, 1999 (Commission File No. 1-9245)).

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Pool has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 1, 1999                 NABORS HOLDING COMPANY


                                        By:  /s/ Anthony G. Petrello
                                             -----------------------------------
                                             Name:   Anthony G. Petrello
                                             Title:  President